UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 24, 2021
(Date of earliest event reported)

VASO CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

137 Commercial Street, Suite 200, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 997-4600

  _________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. □

ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In April 2020, Vaso Corporation (the “Company”) received funding of a $3,610,900 Note (the “PPP Note”) issued by PNC Bank (“PNC”) pursuant to the Coronavirus Aid, Relief and Economic Security (CARES) Act’s Paycheck Protection Program.

On June 24, 2021, the Company received confirmation that on June 10, 2021 the Small Business Administration approved the Company’s PPP Note forgiveness application for the entire PPP Note balance of $3,610,900 in principal and $42,428.07 in interest. Accordingly, the Note issued by PNC has been fully forgiven.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASO CORPORATION

Date: June 25, 2021	By:	/s/ Jun Ma
Jun Ma
Chief Executive Officer and President